Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES PRELIMINARY FIRST QUARTER

2017 FINANCIAL AND OPERATING RESULTS

EL DORADO, Arkansas, May 3, 2017 – Murphy Oil Corporation (NYSE: MUR) today announced its preliminary financial and operating results for the first quarter ended March 31, 2017, including net income of $58 million, or $0.34 per diluted share.

Operating and financial highlights for the first quarter 2017 include:

•	Produced volumes of 169 Mboepd, on track to achieve full year production guidance
•	Spent $215 million on capital expenditures, in line with planned annual capital budget of $890 million for full year 2017
•	Reduced selling and general expenses by approximately 17 percent year-over-year, excluding severance expense in the prior year
•	Closed the divestiture of Canadian heavy oil asset generating a $132 million pre-tax gain
•	Executed planned quarterly Kaybob Duvernay appraisal program by drilling five wells, including the longest lateral to date of 9,500 feet, and brought three wells online

FIRST QUARTER 2017 FINANCIAL RESULTS

Murphy recorded net income of $58 million, or $0.34 per diluted share, for the first quarter 2017. The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $10 million, or $0.06 per diluted share. The most significant reconciling items affecting the adjusted loss were a $96 million after-tax gain on the sale of Seal properties in Canada, an after-tax gain of $26 million for mark-to-market of open crude oil hedge contracts and a $55 million deferred tax expense related to undistributed foreign earnings. The tax expense is the result of the company determining that first quarter earnings from its subsidiaries operating in Canada, Malaysia and other Southeast Asia areas will not be considered reinvested into local operations and are expected to be repatriated to the U.S. in future periods. Details for first quarter results can be found in the attached schedules.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations totaled $436 million, or $29.52 per barrel of oil equivalent (boe) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) totaled $464 million, or $31.47 per boe sold. Both EBITDA and EBITDAX include a $132 million pre-tax gain on the sale of Seal heavy oil properties. Production in the first quarter 2017 averaged 169 thousand barrels of oil equivalent per day (Mboepd).

“Murphy had strong first quarter results as we exceeded production guidance with high uptime performance across all our assets. Our production is outstanding considering that we brought online fewer wells than planned in our Eagle Ford Shale asset, as our base production and new wells during the quarter both exceeded our expectations. I continue to be pleased with the significant free cash flow generated by our offshore business. We also addressed the tax status regarding future foreign earnings repatriation, which will allow for additional cash management flexibility across our company,” stated Roger W. Jenkins, President and Chief Executive Officer.

FINANCIAL POSITION

As of March 31, 2017, the company had $2.8 billion of outstanding fixed rate notes and $1.1 billion in cash and liquid invested securities. The long term, fixed-rate notes, excluding the current maturity, have a weighted average maturity of 9.8 years and a weighted average coupon of 5.6 percent. There were no borrowings on the senior credit facilities at quarter end.

REGIONAL OPERATIONS SUMMARY

North American Onshore

The North American onshore business produced over 85 Mboepd in the first quarter with 51 percent liquids. First quarter 2017 operating expenses were $6.51 per boe, a 12 percent decrease from full year 2016.

Eagle Ford Shale – Production in the quarter averaged 46 Mboepd, comprised of 88 percent liquids. During the quarter, the company brought 13 wells online utilizing high sand concentration fracs, which were comprised of six Lower Eagle Ford Shale wells, four Upper Eagle Ford Shale wells and three Austin Chalk wells. The six Lower Eagle Ford Shale wells achieved an average IP 30-day rate over 1,300 barrels of oil equivalent per day (boepd), the four Upper Eagle Ford Shale wells achieved an average IP 30-day rate over 1,200 boepd and two wells on the same pad in the Austin Chalk achieved an average IP 30-day rate over 1,100 boepd. For the remainder of 2017, the company expects to bring almost 60 wells online, of which 19 will be in the second quarter, with full year production averaging approximately 50 Mboepd.

Tupper Montney – Murphy averaged 207 million cubic feet per day (Mmcfd) of natural gas production in the quarter. There was one well drilled in the first quarter and four wells previously drilled that were completed early in the second quarter. Strong production results from these wells, in addition to wells completed in 2016, are yielding projected ultimate recoveries exceeding 17 billion cubic feet equivalent (Bcfe) per well. This exceeds the previously projected recovery range of 10 to 14 Bcfe per well. The exceptional well results continue to support the company’s new well designs of longer laterals that are approaching 10,000 feet, as well as higher sand concentration of up to 2,000 pounds per foot.

Kaybob Duvernay – Production for the quarter averaged almost 3  Mboepd, comprised of 53 percent liquids. During the quarter, five wells were drilled and three wells brought online including a two well pad in the condensate window and a one well pad in the oil window. All three wells are performing above or in line with pre-drill expectations. As the company continues executing on its appraisal plans in the second quarter, for the first-time Murphy is beginning to drill wells with optimal azimuth and lateral lengths exceeding 9,100 feet. For the remainder of 2017, the company expects to drill and bring online 11 wells, including five in the second quarter, two located in the oil window and three in the condensate window.

Offshore

The offshore business produced 84 Mboepd for the first quarter with 73 percent liquids.

Malaysia – Block K and Sarawak averaged 38 thousand barrels of liquids per day, while Sarawak natural gas production averaged 117 Mmcfd during the first quarter.

North America – Gulf of Mexico and East Coast Canada averaged 25 Mboepd, comprised of 92 percent liquids, in the quarter.

PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE

Production for the second quarter 2017 is estimated in the range of 160 to 164 Mboepd. Second quarter guidance includes the previously announced redetermination in the non-operated Kakap field, which reduces the company’s net production by approximately 2,900 boepd from the first quarter 2017. Also, in accordance with the Production Sharing Contracts in Malaysia, there is a planned cost recovery entitlement change for Sarawak natural gas and oil that will lower production by approximately 1,500 boepd in the second quarter as compared to the first quarter 2017. Other items affecting second quarter production, as compared to first quarter production, are planned downtime for Kikeh and Siakap North of 1,400 boepd as well as a 10-day plant turnaround in the Tupper Montney of 2,200 boepd.

Full year 2017 production is being reaffirmed in the range of 162 to 168 Mboepd. Full year capital expenditure guidance is being maintained at $890 million. Details for production can be found in the attached schedules.

“As we progress through the second quarter, we are experiencing a previously announced redetermination and an anticipated entitlement change associated with our Malaysian offshore business. Also in the second quarter, we will experience offshore planned maintenance and a brief shut-in at our Tupper Montney asset associated with a plant turnaround. Our full year production remains within the previously announced guidance range. Our base production in the Eagle Ford Shale continues to outperform expectations and, with a majority of this year’s wells being brought online in the second and third quarters, this will lead to a mid-year production increase. In our new Kaybob Duvernay asset, we are pleased with early results as our team systematically de-risks the play with five wells to be placed online in the second quarter,” Jenkins added.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 3, 2017

Murphy will host a conference call to discuss first quarter 2017 financial and operating results on Thursday, May 4, 2017, at 11:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-877-795-3649. The telephone reservation number for the call is 7717232. Replays of the call will be available through the same address on the company’s website and a recording of the call will be available through May 18, 2017 by calling 1-888-203-1112 and referencing reservation number 7717232. A replay of the conference call will also be available on the Murphy website at http://ir.murphyoilcorp.com.

FINANCIAL DATA

Summary financial data, operating statistics and a summary balance sheet for the first quarter 2017 with comparisons to the same period from the previous year are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and schedules comparing EBITDA and EBITDAX between periods are included with these schedules as well as guidance for the second quarter.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes offshore production in Southeast Asia, Canada and Gulf of Mexico, as well as North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay and Montney. Additional information can be found on the company’s website at http://www.murphyoilcorp.com

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to, increased volatility or deterioration in the level of crude oil and natural gas prices, deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves, reduced customer demand for our products due to environmental, regulatory, technological or other reasons, adverse foreign exchange movements, political and regulatory instability in the markets where we do business, natural hazards impacting our operations, any other deterioration in our business, markets or prospects, any failure to obtain necessary regulatory approvals, any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices, and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP financial measures that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry, although not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP, and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION

The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR” or “estimated ultimate recovery” and similar terms that the SEC’s rules prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the company’s probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Emily McElroy, emily_mcelroy@murphyoilcorp.com, 870-864-6324

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

Revenues
Sales and other operating revenues	$544,658	429,094
Gain on sale of assets	131,982	22
Interest and other income (loss)	(12,021)	1,179
Total revenues	664,619	430,295

Costs and expenses
Lease operating expenses	122,142	159,103
Severance and ad valorem taxes	11,213	12,637
Exploration expenses	28,663	26,916
Selling and general expenses	54,255	73,507
Depreciation, depletion and amortization	236,154	286,149
Accretion of asset retirement obligations	10,556	12,125
Impairment of assets	–	95,088
Interest expense	45,690	32,061
Interest capitalized	(1,093)	(1,841)
Other expense (benefit)	2,157	(416)
	509,737	695,329

Income (loss) from continuing operations before income taxes	154,882	(265,034)
Income tax expense (benefit)	97,387	(65,549)
Income (loss) from continuing operations	57,495	(199,485)
Income from discontinued operations, net of income taxes	969	683

Net income (loss)	$58,464	(198,802)

Income (loss) per Common share – Basic
Continuing operations	$0.33	(1.16)
Discontinued operations	0.01	–
Net income (loss)	$0.34	(1.16)

Income (loss) per Common share – Diluted
Continuing operations	$0.33	(1.16)
Discontinued operations	0.01	–
Net income (loss)	$0.34	(1.16)

Cash dividends per Common share	0.25	0.35

Average Common shares outstanding (thousands)
Basic	172,422	172,114
Diluted	173,089	172,114

MURPHY OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended
	March 31,
	2017	2016
Operating Activities
Net income (loss)	$58,464	(198,802)
Adjustments to reconcile net loss to net cash provided by continuing operations activities:
Income from discontinued operations	(969)	(683)
Depreciation, depletion and amortization	236,154	286,149
Impairment of assets	–	95,088
Amortization of deferred major repair costs	–	2,002
Dry hole costs	2,904	(69)
Amortization of undeveloped leases	9,957	10,469
Accretion of asset retirement obligations	10,556	12,125
Deferred income tax expense (benefit)	58,533	(85,683)
Pretax gains from disposition of assets	(131,982)	(22)
Net (increase) decrease in noncash operating working capital [1]	43,418	(104,347)
Other operating activities, net	18,478	27,085
Net cash provided by continuing operations activities	305,513	43,312

Investing Activities
Property additions and dry hole costs	(211,631)	(210,029)
Proceeds from sales of property, plant and equipment	64,097	33
Purchases of investment securities[2]	(212,661)	(49,277)
Proceeds from maturity of investment securities[2]	113,210	86,983
Other investing activities, net	–	(21,658)
Net cash required by investing activities	(246,985)	(193,948)

Financing Activities
Borrowings of debt	–	371,000
Capital lease obligation payments	(9,660)	(2,690)
Withholding tax on stock-based incentive awards	(5,808)	(1,052)
Cash dividends paid	(43,136)	(60,267)
Net cash (required) provided by financing activities	(58,604)	306,991

Cash Flows from Discontinued Operations
Operating activities	–	2,312
Investing activities	–	–
Changes in cash included in current assets held for sale	–	(2,312)
Net change in cash and cash equivalents of discontinued operations	–	–
Effect of exchange rate changes on cash and cash equivalents	3,132	(16,475)

Net increase in cash and cash equivalents	3,056	139,880
Cash and cash equivalents at beginning of period	872,797	283,183
Cash and cash equivalents at end of period	$875,853	423,063

12016 balance includes payments for deepwater rig contract exit of $253.2 million.

2Investments are Canadian government securities with maturities greater than 90 days at the date of  acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED LOSS

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Net income (loss)	$58.5	(198.8)
Discontinued operation earnings	(1.0)	(0.7)
Income (loss) from continuing operations	57.5	(199.5)
Adjustments:
Mark-to-market (gain) loss on crude oil derivative contracts	(26.0)	13.3
Foreign exchange (gains) losses	11.6	(1.7)
Gain on sale of Seal	(96.0)	–
Deferred tax on undistributed foreign earnings	54.6	–
Tax benefits on investments in foreign areas	(11.9)	–
Impairments of assets	–	68.9
Restructuring charges	–	6.2
Total adjustments after taxes	(67.7)	86.7
Adjusted loss	(10.2)	(112.8)

Adjusted loss per diluted share	$(0.06)	(0.66)

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income (loss) to Adjusted loss.  Adjusted loss excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted loss is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net income (loss) and Adjusted loss are presented net of applicable income taxes based on the statutory rate applicable by jurisdiction.  The 2017 and 2016 pretax and income tax impacts for adjustments shown above are as follows by area of operations.

	Three Months Ended			Three Months Ended
	March 31, 2017			March 31, 2016
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	(40.0)	14.0	(26.0)	23.9	(8.4)	15.5
Canada	(132.4)	36.4	(96.0)	96.4	(26.5)	69.9
Malaysia	–	–	–	1.5	(0.5)	1.0
Other International	–	(11.9)	(11.9)	2.2	(0.6)	1.6
Total E&P	(172.4)	38.5	(133.9)	124.0	(36.0)	88.0
Corporate:	13.2	53.0	66.2	0.6	(1.9)	(1.3)
Total adjustments	(159.2)	91.5	(67.7)	124.6	(37.9)	86.7

Income taxes are presented based on the estimated statutory tax effect each adjustment item had on taxes in the applicable tax jurisdiction.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2017		2016
Income (loss) from continuing operations	$57.5		(199.5)
Income tax expense (benefit)	97.4		(65.5)
Interest expense	45.7		32.1
Interest capitalized	(1.1)		(1.8)
Depreciation, depletion and amortization expense	236.2		286.1
Impairments of long-lived assets	–		95.1
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$435.7	*	146.5

Total barrels of oil equivalents sold (thousands of barrels)	14,757.5		17,546.2

EBITDA per barrel of oil equivalents sold	$29.52		8.35

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

* Includes $132.4 million pre-tax gain on sale of Seal properties in Canada in January 2017.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND EXPLORATION (EBITDAX)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2017		2016
Income (loss) from continuing operations	$57.5		(199.5)
Income tax expense (benefit)	97.4		(65.5)
Interest expense	45.7		32.1
Interest capitalized	(1.1)		(1.8)
Depreciation, depletion and amortization expense	236.2		286.1
Exploration expenses	28.7		26.9
Impairment of long-lived assets	–		95.1
Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX)	$464.4	*	173.4

Total barrels of oil equivalents sold (thousands of barrels)	14,757.5		17,546.2

EBITDAX per barrel of oil equivalents sold	$31.47		9.88

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

* Includes $132.4 million pre-tax gain on sale of Seal properties in Canada in January 2017.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$261.3	23.0	174.7	(65.6)
Canada	218.0	100.6	106.1	(87.3)
Malaysia	197.3	58.6	148.2	22.3
Other	–	(7.1)	0.1	(26.2)
Total exploration and production	676.6	175.1	429.1	(156.8)
Corporate and other	(12.0)	(117.6)	1.2	(42.7)
Revenue/income from continuing operations	664.6	57.5	430.3	(199.5)
Discontinued operations, net of tax	–	1.0	–	0.7
Total revenues/net income (loss)	$664.6	58.5	430.3	(198.8)

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2017 AND 2016

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended March 31, 2017
Oil and gas sales and other revenues	$261.3	218.0	–	197.3	–	676.6
Lease operating expenses	48.0	22.6	–	51.5	–	122.1
Severance and ad valorem taxes	10.7	0.5	–	–	–	11.2
Depreciation, depletion and amortization	138.3	44.7	–	47.9	1.0	231.9
Accretion of asset retirement obligations	4.2	2.0	–	4.4	–	10.6
Exploration expenses
Dry holes	(0.3)	–	–	3.2	–	2.9
Geological and geophysical	0.3	0.1	–	–	4.4	4.8
Other	2.0	0.1	–	–	8.9	11.0
	2.0	0.2	–	3.2	13.3	18.7
Undeveloped lease amortization	8.9	1.1	–	–	–	10.0
Total exploration expenses	10.9	1.3	–	3.2	13.3	28.7
Selling and general expenses	15.5	7.2	–	2.3	4.9	29.9
Other expenses (benefits)	(3.0)	–	–	5.1	–	2.1
Results of operations before taxes	36.7	139.7	–	82.9	(19.2)	240.1
Income tax provisions (benefits)	13.7	39.1	–	24.3	(12.1)	65.0
Results of operations (excluding corporate overhead and interest)	$23.0	100.6	–	58.6	(7.1)	175.1

Three Months Ended March 31, 2016
Oil and gas sales and other revenues	$174.7	57.6	48.5	148.2	0.1	429.1
Lease operating expenses	55.5	17.6	38.1	47.9	–	159.1
Severance and ad valorem taxes	10.4	1.1	1.1	–	–	12.6
Depreciation, depletion and amortization	168.8	45.0	13.4	54.1	1.4	282.7
Accretion of asset retirement obligations	4.2	2.6	1.2	4.1	–	12.1
Impairment of assets	–	95.1	–	–	–	95.1
Exploration expenses
Dry holes	0.3	–	–	(0.4)	–	(0.1)
Geological and geophysical	0.3	2.9	–	0.3	4.3	7.8
Other	1.1	0.3	–	–	7.3	8.7
	1.7	3.2	–	(0.1)	11.6	16.4
Undeveloped lease amortization	8.9	1.3	–	–	0.3	10.5
Total exploration expenses	10.6	4.5	–	(0.1)	11.9	26.9
Selling and general expenses	22.5	7.6	0.2	3.4	10.1	43.8
Other expenses (benefits)	0.2	(1.5)	–	–	1.0	(0.3)
Results of operations before taxes	(97.5)	(114.4)	(5.5)	38.8	(24.3)	(202.9)
Income tax provisions (benefits)	(31.9)	(31.0)	(1.6)	16.5	1.9	(46.1)
Results of operations (excluding corporate overhead and interest)	$(65.6)	(83.4)	(3.9)	22.3	(26.2)	(156.8)

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
		2017	2016

United States – Eagle Ford Shale
Lease operating expense		$7.90	7.92
Severance and ad valorem taxes		2.57	2.02
Depreciation, depletion and amortization (DD&A) expense		26.33	24.82

United States – Gulf of Mexico
Lease operating expense		$10.86	8.58
DD&A expense		20.69	23.56

Canada – Conventional operations
Lease operating expense		$5.36	4.07
Severance and ad valorem taxes		0.13	0.24
DD&A expense		10.59	10.32

Canada – Synthetic oil operations*
Lease operating expense		$–	26.90
Severance and ad valorem taxes		–	0.86
DD&A expense		–	9.49

Malaysia – Sarawak	$
Lease operating expense		6.31	7.81
DD&A expense		7.78	9.68

Malaysia – Block K
Lease operating expense		$16.78	12.40
DD&A expense		12.54	12.49

Total oil and gas operations
Lease operating expense		$8.28	9.07
Severance and ad valorem taxes		0.76	0.72
DD&A expense		15.71	16.11

Total oil and gas operations – excluding synthetic oil operations
Lease operating expense		$8.28	7.50
Severance and ad valorem taxes		0.76	0.71
DD&A expense		15.71	16.69

*  The Company sold its 5% non-operated interest in Syncrude Canada Ltd. on June 23, 2016

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited)

(Millions of dollars)

	Three Months Ended
	March 31,
	2017	2016
Capital expenditures
Exploration and production
United States	$98.4	65.6
Canada	88.2	32.5
Malaysia	1.7	27.6
Other	25.3	10.8
Total	213.6	136.5

Corporate	0.9	8.4
Total capital expenditures	214.5	144.9

Charged to exploration expenses[1]
United States	2.0	1.7
Canada	0.2	3.2
Malaysia	3.2	(0.1)
Other	13.3	11.6
Total charged to exploration expenses	18.7	16.4

Total capitalized	$195.8	128.5

[1] Excludes amortization of undeveloped leases of	$10.0	10.5

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
(Millions of dollars)

	March 31, 2017	December 31, 2016

Assets
Cash and cash equivalents	$875.9	872.8
Canadian government securities	211.5	111.5
Other current assets	522.5	574.8
Property, plant and equipment – net	8,253.1	8,316.2
Other long-term assets	409.0	420.6
Total assets	$10,272.0	10,295.9

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$562.4	569.8
Other current liabilities	906.3	932.6
Long-term debt*	2,421.6	2,422.8
Other long-term liabilities	1,423.2	1,454.0
Total stockholders' equity	4,958.5	4,916.7
Total liabilities and stockholders' equity	$10,272.0	10,295.9

* Includes a capital lease on production equipment of $193.5 million at March 31, 2017 and $195.8 million at December 31, 2016.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended
	March 31,
	2017	2016
Net crude oil and condensate produced – barrels per day	95,604	123,475
United States – Eagle Ford Shale	33,603	42,538
– Gulf of Mexico	12,364	14,098
Canada – light	1,882	131
– heavy[1]	610	3,319
– offshore	9,916	8,821
– synthetic[1]	–	15,559
Malaysia – Sarawak	13,518	13,035
– Block K	23,712	25,974

Net crude oil and condensate sold – barrels per day	89,887	119,195
United States – Eagle Ford Shale	33,603	42,537
– Gulf of Mexico	12,364	14,098
Canada – light	1,882	131
– heavy[1]	610	3,319
– offshore	7,982	9,382
– synthetic[1]	–	15,559
Malaysia – Sarawak	13,476	13,759
– Block K	19,970	20,410

Net natural gas liquids produced – barrels per day	8,916	9,235
United States – Eagle Ford Shale	6,848	7,225
– Gulf of Mexico	1,113	1,227
Canada	260	12
Malaysia – Sarawak	695	771

Net natural gas liquids sold – barrels per day	9,382	9,762
United States – Eagle Ford Shale	6,848	7,225
– Gulf of Mexico	1,113	1,227
Canada	260	12
Malaysia – Sarawak	1,160	1,298

Net natural gas sold – thousands of cubic feet per day	388,224	383,150
United States – Eagle Ford Shale	34,328	38,294
– Gulf of Mexico	12,115	23,409
Canada	217,095	209,823
Malaysia – Sarawak	116,560	98,255
– Block K	8,125	13,369

Total net hydrocarbons produced – equivalent barrels per day[2]	169,224	196,568
Total net hydrocarbons sold – equivalent barrels per day[2]	163,972	192,815

1  The Company sold the Seal area heavy oil field in January 2017 and its 5% non-operated interest in Syncrude Canada Ltd. in June 2016.

2 Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended
	March 31,
	2017	2016
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$ 48.65	$ 34.81
– Gulf of Mexico	47.24	35.18
Canada[1] – light	47.16	30.28
– heavy[2]	25.12	6.89
– offshore	51.92	30.70
– synthetic[2]	–	33.81
Malaysia – Sarawak[3]	55.01	37.89
– Block K3	51.33	36.03

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$ 16.45	$ 8.20
– Gulf of Mexico	19.24	9.31
Canada[1]	22.09	28.63
Malaysia – Sarawak[3]	47.52	41.21

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$ 2.54	$ 1.47
– Gulf of Mexico	2.56	1.74
Canada[1]	2.09	1.55
Malaysia – Sarawak[3]	3.50	3.67
– Block K3	0.25	0.24

1 U.S. dollar equivalent.

2  The Company sold the Seal area heavy oil field in January 2017 and its 5% non-operated interest in Syncrude Canada Ltd. in June 2016.

3 Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

COMMODITY HEDGE POSITIONS

AS OF MARCH 31, 2017

			Volumes	Price	Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)	Start Date	End Date
United States	WTI	Fixed price derivative swap	22,000	$50.41	4/1/2017	12/31/2017

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(CAD/Mcf)	Start Date	End Date
Montney	Natural Gas	Fixed price forward sales	124	C$2.97	4/1/2017	12/31/2017
Montney	Natural Gas	Fixed price forward sales	59	C$2.81	1/1/2018	12/31/2020

MURPHY OIL CORPORATION

SECOND QUARTER 2017 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	41,500		32,000
– Gulf of Mexico	12,000		11,000

Canada – Tupper Montney	–		200,000
– Kaybob Duvernay and Placid Montney	4,000		16,500
– Offshore	9,000		–
Malaysia – Sarawak	13,000		109,000
– Block K	20,000		6,500

Total net production (BOEPD)		160,000 – 164,000

Total net sales (BOEPD)		156,000 – 160,000

Realized oil prices ($ per barrel):
Malaysia – Sarawak		$52.78
– Block K		$50.88

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$3.75

Exploration expense ($ millions)		$50.2

FULL YEAR 2017 GUIDANCE

Total production (BOEPD)		162,000 – 168,000

Capital expenditures ($ millions)		$890.0